SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[(Amendment No. ___)]

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)or ss. 240.14a-12

CHELSEA PROPERTY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] [ ]	No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:_______________________
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Date Filed:__________________________________

CHELSEA PROPERTY GROUP, INC.

Notice of Annual Meeting of Stockholders
to be held June 7, 2001

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chelsea Property Group, Inc. (the "Company") will be held at The Westin Morristown Hotel, 2 Whippany Road, Morristown, New Jersey, on June 7, 2001 at 10:00 in the morning for the following purposes:

1. 2. 3.	To elect one Director.

To approve the appointment of Ernst & Young LLP as independent auditors of the
Company for the fiscal year ending December 31, 2001.

To transact such other business as may properly come before the meeting, or any adjournment thereof.

           Stockholders of record at the close of business on April 16, 2001, shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Denise M. Elmer Secretary

Dated:  April 27, 2001
             Roseland, New Jersey

           IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CHELSEA PROPERTY GROUP, INC.
103 Eisenhower Parkway
Roseland, New Jersey 07068

PROXY STATEMENT

           The accompanying Proxy is solicited by the Board of Directors of Chelsea Property Group, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 7, 2001, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 16, 2001 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

           Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

           There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 27, 2001.

           On April 16, 2001, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 16,176,647 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

           It is expected that the following business will be considered at the meeting and action taken thereon:

1. ELECTION OF DIRECTORS

           Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at seven members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect one Class II Director at this Meeting to hold office for a three-year term until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Class I and Class III Directors will be elected at the Annual Meetings to be held in 2003 and 2002, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominee set forth below, who is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors is not aware that the nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominee and also with respect to each Director whose term of office will continue after this Meeting.

NOMINEE FOR ELECTION

Name	Age	Principal Occupation and Positions Held	Year Term of Office Will Expire	Served as a Director Since

Brendan T. Byrne	77	Senior partner in the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein since 1982; Governor of New Jersey from 1974 to 1982; former prosecutor Essex County (New Jersey), President of the Public Utility Commission, Assignment Judge of the New Jersey Superior Court, Vice President of the National District Attorneys Association, Trustee of Princeton University, Chairman of the Princeton University Council on New Jersey Affairs, Chairman of the United States Marshals Foundation, Commissioner of the New Jersey Sports and Exposition Authority and Chairman of the National Commission on Criminal Justice Standards and Goals (1977); serves on a Board of the National Judicial College.	2004	1993

DIRECTORS WHOSE TERM OF OFFICE WILL
CONTINUE AFTER MEETING

David C. Bloom	44	Chairman of the Board and Chief Executive Officer of the Company since 1993; founder and principal of The Chelsea Group, a predecessor of the Company ("Chelsea"), and President of Chelsea from 1985 until formation of the Company.	2002	1993

William D. Bloom	38	Vice Chairman of the Company since 2000; Executive Vice President of the Company from 1993 to 1999; employed by Chelsea from 1986 until formation of the Company.	2003	1995

Robert Frommer	66	Managing member of Chatham Development Partners, LLC; Principal of Robert Frommer Associates, a real estate consulting firm, from 1991 to 2000; President of PG&E Properties, Inc. from 1993 to 1998; President of The Harlan Company from 1987 to 1991; Executive Vice President of Urban Investment & Development Company, a wholly-owned subsidiary of Aetna Life & Casualty Company, from 1972 to 1984; Vice President for Institutional Facilities for New York University from 1984 to 1987.	2003	1993

Barry M. Ginsburg	63	Retired; Vice Chairman of the Company from 1993 to 1999; principal in Ginsburg Craig Associates (a predecessor of the Company) and its predecessor companies from 1986 to 1993; employed by Dansk International Designs, Ltd. from 1966 through 1985, serving as corporate Chief Operating Officer and Director from 1980 to 1985.	2002	1993

Philip D. Kaltenbacher	63	Chairman of the Board of Directors and Chief Executive Officer of Seton Company, a manufacturer of leather and chemicals since 1974; Commissioner of The Port Authority of New York and New Jersey from September 1985 through February 1993, and Chairman from September 1985 through April 1990.	2002	1993

Reuben S. Leibowitz	53	Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg, Pincus"), a venture banking and investment firm; associated with Warburg, Pincus since 1984.	2003	1993

           Mr. Leibowitz is a director of Grubb & Ellis Company. Mr. Byrne is a director of Mack-Cali, Inc. David Bloom and William Bloom are brothers.

           The Company's Board of Directors has several committees, consisting of an Audit Committee, a Compensation Committee and an Executive Committee. The functions of the Audit Committee (which consists of Messrs. Byrne, Kaltenbacher and Leibowitz) include recommending to the Board of Directors the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Byrne, Frommer and Leibowitz) include determining compensation for the Company's executive officers, and administering the Company's Stock Option Plans (the "Option Plans") and the Long Term Incentive Plan (the "Incentive Plan"). The Executive Committee consists of Messrs. D. Bloom, Ginsburg and Leibowitz.

           In the fiscal year ended December 31, 2000, there were four meetings of the Audit Committee, one meeting of the Compensation Committee and four meetings of the Board of Directors. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

Compensation of Directors

           The Company pays its directors who are not principals of or representatives of principals of the Company's predecessors an annual fee of $15,000 and a per meeting fee of $1,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings. In addition, three of such directors have received 30,000 stock options and the remaining such director 15,000 stock options, each at an exercise price equal to the closing price on the day the options were granted, with each such set of options vesting over five years.

Executive Compensation

           The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers whose salary and bonus for 2000 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                     Annual Compensation           Compensation
                                             -----------------------------------------------------------------------
                                                                        Other
                                                                        Annual        Stock           All Other
                                             Salary       Bonus      Compensation    Options       Compensation(1)
Name and Principal Position      Year           $           $              $            #                 $
-------------------------------- ---------- ---------- ------------ ----------------------------- ------------------

David C. Bloom                   2000        400,000     104,000           -        300,000(2)          6,460
  Chief Executive Officer        1999        338,000     199,420           -            -              10,000
                                 1998        325,000     250,250           -          50,000           10,000

Leslie T. Chao                   2000        350,000     281,750           -            -              10,500
  President                      1999        260,625     153,769           -            -              10,000
                                 1998        250,000     192,500           -          75,000           10,000

Thomas J. Davis                  2000        325,000     266,500           -            -              10,500
  Chief Operating Officer        1999        235,125     138,724           -            -               9,390
                                 1998        225,000     173,250           -          25,000           10,000

William D. Bloom                 2000        250,000     81,250            -        180,000(2)          2,693
  Vice Chairman                  1999        209,000     123,310           -            -               8,025
                                 1998        200,000     154,000           -          25,000            7,965

Michael J. Clarke                2000        196,650     165,186           -            -              10,500
  Chief Financial Officer        1999        190,000     117,800           -            -              10,000
                                 1998        179,000     113,844           -          10,000           10,000

_______________

(1) (2)	Consists of employee contributions to the Company's 401(k) Plan as a tax deferral.

For the years ending December 31, 2000, 2001 and 2002, David Bloom and William Bloom have agreed to receive $200,000 and $120,000 per annum, respectively, of their salaries by receiving options to purchase 100,000 shares and 60,000 shares of Common Stock, respectively, at an exercise price of $27.8125 per share. Pursuant to these agreements, David Bloom and William Bloom received options to purchase an aggregate of 300,000 shares and 180,000 shares, respectively, for such three year period; provided, however, that if their employment with the Company is terminated prior to the end of such three years, a pro rata portion of the stock options will be forfeited.

Options Granted

           The table below shows information regarding the grant of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000. The amounts shown for each officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation over the term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There is no assurance that such potential realizable values will be achieved.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                    ANNUAL RATES
                                                                                  OF STOCK PRICE
                                                                                  APPRECIATION FOR
                                   INDIVIDUAL GRANTS                               OPTION TERM (3)
                     -------------------------------------------------------     --------------------
                                  % GRANTS TO      EXERCISE
                     NUMBER           ALL          PRICE PER      EXPIRATION      5% STOCK       10% STOCK
   NAME             GRANTED (1)     EMPLOYEES      SHARE ($)(2)      DATE         PRICE ($)      PRICE ($)
   ----             -----------     ---------      ------------   ----------     ---------      ---------

David C. Bloom       300,000         16.1%          27.8125          3/7/10        5,247,340    13,297,789
Leslie T. Chao           -              -               -               -               -             -
William D. Bloom     180,000          9.6%          27.8125          3/7/10        3,148,404     7,978,673
Thomas J. Davis          -              -               -               -               -             -
Michael J. Clarke        -              -               -               -               -             -

___________________

(1) (2) (3)	These options may not be exercised prior to one year from the date of grant and may be exercised 33-1/3% per year thereafter, subject to acceleration upon the occurrence of certain events.

The exercise price was established at the market price on the date of grant.

The assumed annual rate of appreciation of five and ten percent would result in the price of the Company's stock increasing to $45.30 and $72.14 per share, respectively.

           The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 2000 and outstanding options at December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN 2000 AND
DECEMBER 31, 2000 OPTION/SAR VALUES

                                                Number of Securities
                    Shares                     Underlying Unexercised        Value of Unexercised in the
                  Acquired on      Value         Options/SARs at               Money Options/SARs at
  Name             Exercise(#)   Realized($)    December 31, 2000(#)          December 31, 2000($)(1)
  ----             -----------   -----------   --------------------           -----------------------
                                               Exercisable    Unexercisable    Exercisable    Unexercisable
                                               -----------    -------------    -----------    -------------

David C. Bloom        -             -           123,610         330,000         1,398,735        2,718,600
Leslie T. Chao        -             -            89,500          45,000           803,250            -
William D. Bloom     4,278         57,753        42,888         195,000           443,988        1,631,160
Thomas J. Davis       -             -            60,000          15,000           368,750            -
Michael J. Clarke      500          6,750        29,900           6,000           349,650            -
(1)	Assumes, for all unexercised in-the-money options, the difference between fair market value ($36.875 per share) at December 31, 2000 and the exercise price of the options ranging from $23.375 to $29.50 per share.

Compensation Committee Interlocks and Insider Participation

           Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity's officers serve either on the Company's Board of Directors or Compensation Committee.

           Effective August 1, 1997, Robert Frommer and the Company entered into a Consulting Agreement pursuant to which Mr. Frommer agreed to perform services for the Company in connection with the development and operation of manufacturers outlet centers in Japan and Hawaii. The agreement provided for payments to Mr. Frommer of $10,000 per month and was terminated by the Company on December 31, 1999. In addition, during the agreement and for four years after the termination of the agreement, Mr. Frommer will be entitled to a fee of 1% of the development costs, up to a maximum amount of $500,000 per project, on all projects in which he was involved in Japan or Hawaii. During 1999 and 2000, Mr. Frommer received $141,116 and $541,045, respectively, for fees and expenses under this agreement.

Compensation Committee Report on Executive Compensation

           The Compensation Committee currently consists of Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company's other executive officers, determining awards under, and administering, the Option Plans and Incentive Plan and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company's philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company's highly competitive industry. The Company's compensation program for 2000 consisted of salary and bonuses designed to motivate individuals to enhance the long-term value of the Company's stock.

           The amount of compensation to be paid to an executive officer is generally based upon the Compensation Committee's subjective analyses of each individual's performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance. The Committee reviewed the Company's performance and salaries paid by its two public competitors, Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc. In reviewing these criteria, the Committee determined that the Company's earnings exceeded that of its competitors, while the salaries of its executive officers were not the highest. In addition, the Company's common stock substantially outperformed the stock of its competitors. In 2001, the Compensation Committee increased the salary of each of its executive officers based on the performance of the Company in 2000 and upon its knowledge of salaries paid by competitors of the Company as disclosed in public documents.

           The Company has established a bonus plan for the Senior Executives which has been approved by the Compensation Committee and provides for bonuses of up to 100% of the Senior Executive's base salary. The award of any bonus compensation, however, is dependent on meeting or exceeding the Company's internal funds from operations forecast. In 2000, this forecast was exceeded. Bonus compensation levels above the forecast will be established at the discretion of the Compensation Committee.

           Stock-based compensation is also an important element of the Company's compensation program. The 1993 Option Plan and 2000 Stock Option Plan were adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the Option Plans, the size of a particular award based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed to the Company's performance. The Compensation Committee believes awards pursuant to the Option Plans align the interests of management with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such options only if the other shareholders of the Company also benefit. The purpose of the Option Plans is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. All options granted under the Option Plans have been granted at the fair market value of the Company's Common Stock on the date of grant. The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. In addition, in determining whether and how many options or shares should be granted or awarded, the Compensation Committee considers the number of options held by executive officers. Since stock options are tied to the future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

           Certain of the Company's executive officers also participate in the Incentive Plan, which is designed to provide a strong incentive to participants to improve the Company's performance. In addition, the Incentive Plan requires the continued employment of participants over five years in order to receive the full benefits under the Incentive Plan. No units were awarded in 2000 under the Incentive Plan.

           The Chief Executive Officer's salary and bonus for 2000 were based on the Compensation Committee's subjective analysis of his performance and contributions to the Company. The Compensation Committee used its knowledge of salaries and bonuses paid by competitors of the Company to their chief executive officers, as well as the performance of the Company's competitors. Mr. Bloom's salary and bonus were not the highest of those paid by the Company's publicly-owned competitors to their chief executive officers. In determining his bonus, the Committee noted that the Company's earnings and stock prices exceeded or outperformed its competitors, while his bonus was less than that paid by its competitors to their chief executive officers.

           The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Incentive Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code.

The Compensation Committee

Brendan T. Byrne
Robert Frommer
Reuben S. Leibowitz

Audit Committee Report

           The Audit Committee is comprised of Brendan T. Byrne, Philip D. Kaltenbacher and Reuben S. Leibowitz, all of whom are independent directors as required by the rules of the New York Stock Exchange. The Audit Committee operates under a written charter which was adopted by our Board on June 8, 2000, a copy of which is attached as Exhibit A. The Audit Committee recommends and our Board appoints our independent accountants.

           Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

           In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with Audit Committees).

           The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence. The Audit Committee also considered whether the provision by Ernst & Young LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors' independence.

           Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Audit Committee

Brendan T. Byrne
Philip D. Kaltenbacher
Reuben S. Leibowitz

Stockholder Return Performance Presentation

           The following line graph sets forth for the period December 31, 1995, through December 31, 2000, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index and the index of the Company and the two other publicly traded factory outlet REITs ("Outlet REIT Peer Group"), prepared by SNL Securities. The Outlet REIT Peer Group consists of Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc.

           The graph assumes that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

           The stock price performance shown on the graph below is not necessarily indicative of future price performance.

CHELSEA PROPERTY GROUP, INC.
TOTAL RETURN PERFORMANCE

                                                               PERIOD ENDING
                                   ----------------------------------------------------------------------
      INDEX                         12/31/95    12/31/96    12/31/97   12/31/98    12/31/99    12/29/00
---------------------------------------------- ----------- ----------- ---------- ----------- -----------

Chelsea Property Group, Inc.        $100.00      124.54      146.99     147.85      135.10      183.28
NAREIT All Equity REIT INDEX        $100.00      135.27      162.67     134.20      128.00      161.74
Outlet REIT Peer Group              $100.00      118.48      145.28     112.71      88.03       47.53

Security Ownership of Certain Beneficial Owners and Management

           As of March 31, 2001, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                                               Number of Shares         Percent
Name and Address                                              Beneficially Owned        of Stock
----------------                                              ------------------        --------

RREEF America LLC                                                    2,190,505           13.5%
875 N. Michigan Avenue
Chicago, IL 60611

LaSalle Investment Management, Inc.                                  1,245,217            7.7%
LaSalle Investment Management (Securities), L.P.
200 East Randolph Drive
Chicago, IL 60601

David C. Bloom                                                       1,146,461            6.6%
c/o Chelsea Property Group, Inc.
103 Eisenhower Parkway
Roseland, NJ 07068(1)
(1)	Includes limited partnership interests in the Partnership (the "Units") convertible into shares of Common Stock of the Company and vested options to purchase shares of Common Stock under the Company's Option Plans.

           The following table sets forth information concerning the security ownership of directors and executive officers as of March 31, 2001.

                                                               Number of Shares        Percent
Name                                                        Beneficially Owned(1)      of Stock
----                                                        ------------------         --------

David C. Bloom(2)                                                  1,146,461              6.6%
William D. Bloom (2)                                                 530,235              3.2%
Brendan T. Byrne (2)                                                  21,000                *
Leslie T. Chao(2)                                                    271,880              1.7%
Thomas J. Davis(2)                                                    65,000                *
Robert Frommer(2)                                                     30,985                *
Barry M. Ginsburg(2)(3)                                              409,818              2.5%
Philip D. Kaltenbacher(2)(4)                                         396,619              2.4%
Reuben S. Leibowitz(2)(5)                                             69,600                *
Michael J. Clarke(2)                                                  37,400                *
Directors and Executive officers as a group(6) (21 persons)        3,251,427              16.8%

___________________

* (1) (2) (3) (4) (5) (6)	Less than 1%

Includes Units which are convertible into shares of Common Stock of the Company.
Includes vested options to purchase shares of Common Stock granted under the Option Plans.
Includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr. Ginsburg's family.
Includes 185,931 Units owned by Mr. Kaltenbacher as trustee for his daughters and 1,000 Units owned by Mr. Kaltenbacher's wife, as to which Mr. Kaltenbacher disclaims beneficial ownership.
Includes 17,000 shares of Common Stock owned by the wife or children of Mr. Leibowitz, by a foundation or by a charitable organization and 2,100 shares owned by the mother-in-law of Mr. Leibowitz. Mr. Leibowitz disclaims beneficial ownership of all these shares.
Includes Units convertible into 2,189,013 shares of Common Stock and vested options to purchase 938,098 shares of Common Stock granted under the Option Plans.

Certain Relationships and Transactions

           Le Gourmet Chef, Inc., less than 10%-owned by a trust for the benefit of the wife of Edward Bloom, a brother of David and William Bloom, rents a total of 61,013 square feet of GLA (0.7% of the Company's total GLA) from the Company in 13 centers. The gross annual rental (including expense reimbursements) for such space was $2,064,850 in 2000. Management considers these rentals to be at fair market value.

           In March 2000, David and William Bloom invested approximately $600,000 in Le Gourmet Chef, Inc. and received less than a 5% combined interest in such company.

           Effective August 1, 1997, Robert Frommer and the Company entered into a Consulting Agreement pursuant to which Mr. Frommer agreed to perform services for the Company in connection with the development and operation of manufacturers outlet centers in Japan and Hawaii. The agreement provided for payments to Mr. Frommer of $10,000 per month and was terminated by the Company on December 31, 1999. In addition, during the agreement and for four years after the termination of the agreement, Mr. Frommer will be entitled to a fee of 1% of the development costs, up to a maximum amount of $500,000 per project, on all projects in which he was involved in Japan or Hawaii. During 1999 and 2000, Mr. Frommer received $141,116 and $541,045, respectively, for fees and expenses under this agreement.

           In June 1999, the Company loaned to a limited partner of Woodbury Family Associates, L.P. ("WFA") the amount of $1,200,000, which is due in five years, with interest due quarterly at the rate of LIBOR plus 200 basis points per annum. The loan was repaid in full in 2001. David C. Bloom is the general partner of WFA.

           In July 1999, the Company loaned Barry M. Ginsburg the amount of $1,000,000 which is also due in five years, with interest due quarterly at the rate of LIBOR plus 200 basis points per annum. A payment of $200,000 on this loan was made in 2001.

           In March 1997, the Company loaned Thomas J. Davis the amount of $115,000, which is due in March 2002, together with interest at the rate of 7.5% per annum.

           All transactions in which a director is an interested party, including any interest in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

           David C. Bloom guarantees certain of the Company's obligations under a lease for one of the Company's properties. The Company has indemnified him from and against any liability which he may incur pursuant to this guaranty.

           The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of Common Stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such Common Stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

           The Company believes that during 2000 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

2. APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit Fees

           The aggregate fees we were billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of the financial statements included in our Forms 10-Q for 2000 were $250,000.

Financial Information Systems Design and Implementation Fees

           Ernst & Young LLP did not render any services to us during 2000 related to financial information systems design and implementation. Therefore, we were not billed for any services of that type.

All Other Fees

           The aggregate fees we were billed for 2000 by Ernst & Young LLP for professional services other than those described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees" were $242,500.

Audit Committee Consideration of These Fees

           Our Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

           The Board of Directors of the Company Recommends a Vote for the Ratification of the Appointment of Ernst & Young LLP as the Company's Auditors.

3. OTHER MATTERS

Stockholder Proposals

           Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company on or prior to December 28, 2001 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

           At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Denise M. Elmer Secretary

Dated: April 27, 2001

Chelsea Property Group, Inc.

Audit Committee Charter

Approved and adopted by the Board of Directors

June 8, 2000

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and if amendments are required shall obtain the approval of the board of directors for such amendments. The committee shall be appointed by the board of directors and shall consist of at least three directors, each of whom is independent of management and the Company in accordance with the provisions of the New York Stock Exchange. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain special legal counsel, accountants or other consultants for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. Such accountability requires, among other things, that the auditors present to the audit committee all matters concerning the auditors independence, the auditing process and accounting principals and the results of operations of the Company, as required by the applicable securities laws, New York Stock Exchange Rules and Statements on Auditing Standards. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in a proxy statement). The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

•	The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Particular emphasis shall be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and the cooperation from management that the independent auditors received during the course of audit.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairperson of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall report the results of the annual audit to the board of directors. If requested by the board, the Committee shall invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

•	The Committee shall submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	The Committee shall review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, a copy of this Charter shall be included in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

PROXY

CHELSEA PROPERTY GROUP, INC.
2001 Annual Meeting of Stockholders - June 7, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of CHELSEA PROPERTY GROUP, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 7, 2001, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

/X/	Please mark vote as in this Example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. To elect one nominee for director: Nominee: Brendan T. Byrne / / FOR / / WITHHELD	2	To ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31,2001.	FOR AGAINST ABSTAIN / / / / / /

3	With discretionary authority upon such other matters as may properly come before this meeting.	FOR AGAINST ABSTAIN / / / / / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ / / /

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature______________ Date_____	Signature___________________ Date___________